Exhibit 99.1
Press Release
Release date: May 3, 2024

Uniti Group Inc. Reports First Quarter 2024 Results

Announced Merger with Windstream Creates Premier Insurgent Fiber Provider
Updates 2024 Outlook
•Net Income of $41.3 Million for the First Quarter
•Net Income of $0.16 Per Diluted Common Share for the First Quarter
•AFFO Per Diluted Common Share of $0.32 for the First Quarter

LITTLE ROCK, Ark., May 3, 2024 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the first quarter 2024.

“Uniti is off to a solid start in 2024. Our core recurring strategic fiber business grew 4% in the first quarter of 2024 when compared to the first quarter of 2023. Also, our net success-based capital intensity at Uniti Fiber during the quarter declined to 34% from 46% in the first quarter of 2023. These metrics further reiterate that our lease-up strategy continues to be successful. We also continue to see increasing demand from bandwidth intensive applications like Generative AI further reinforcing the mission critical nature of fiber,” commented President and Chief Executive Officer, Kenny Gunderman.

Mr. Gunderman continued, “Our transformational merger with Windstream that we announced earlier this morning will expand Uniti’s network reach even further to 1.5 million homes passed with next-gen fiber. As a combined company, we will continue our disciplined growth trajectory while expanding fiber-to-the-home buildouts and significantly improving our overall financial profile. The demand for fiber broadband has never been greater and Uniti is well positioned for growth well into the future.”
QUARTERLY RESULTS
Consolidated revenues for the first quarter of 2024 were $286.4 million.  Net income and Adjusted EBITDA were $41.3 million and $228.6 million, respectively, for the same period, achieving Adjusted EBITDA margins of approximately 80%. Net income attributable to common shares was $40.9 million for the period. AFFO attributable to common shareholders was $87.6 million, or $0.32 per diluted common share.
Uniti Fiber contributed $68.8 million of revenues and $23.8 million of Adjusted EBITDA for the first quarter of 2024. Uniti Fiber’s net success-based capital expenditures during the quarter were $23.1 million.
Uniti Leasing contributed revenues of $217.6 million and Adjusted EBITDA of $210.7 million for the first quarter. During the quarter, Uniti Leasing deployed capital expenditures of $139.7 million, including $131.3 million of GCI capex.

LIQUIDITY
At quarter-end, the Company had approximately $470.1 million of unrestricted cash and cash equivalents, and undrawn borrowing availability under its revolving credit agreement. The Company’s leverage ratio at quarter-end was 6.07x based on net debt to first quarter 2024 annualized Adjusted EBITDA, excluding the debt and Adjusted EBITDA impact from the ABS loan facility.

On May 2, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.15 per common share, payable on June 28, 2024, to stockholders of record on June 14, 2024.
UPDATED FULL YEAR 2024 OUTLOOK

The Company is updating its 2024 outlook primarily for business unit level revisions and transaction related and other costs incurred to date. Our outlook excludes any impact from the expected merger with Windstream, future acquisitions, capital market transactions, and future transaction-related and other costs not mentioned herein.
The Company’s consolidated outlook for 2024 is as follows (in millions):

	Full Year 2024
Revenue	$1,154	to	$1,174
Net income attributable to common shareholders	116	to	136
Adjusted EBITDA (1)	930	to	950
Interest expense, net (2)	506	to	506

Attributable to common shareholders:
FFO (1)	319	to	339
AFFO (1)	362	to	382

Weighted-average common shares outstanding - diluted	285	to	285
__________________________

(1) See “Non-GAAP Financial Measures” below.
(2) See “Components of Interest Expense” below.

CONFERENCE CALL
Uniti will hold a conference call today to discuss the announced merger with Windstream and this earnings release at 8:30 AM Eastern Time (7:30 AM Central Time). The conference call will be webcast live on Uniti’s Investor Relations website at investor.uniti.com. Those parties interested in participating via telephone may register on the Company’s Investor Relations website or by clicking here. A replay of the call will be available on the Investor Relations website beginning today at approximately 12:00 PM Eastern Time.
ABOUT UNITI
Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of fiber and other wireless solutions for the communications industry.  As of March 31, 2024, Uniti owns approximately 141,000 fiber route miles, 8.5 million fiber strand miles, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

NO OFFER OR SOLICITATION

This communication and the information contained in it are provided for information purposes only and are not intended to be and shall not constitute a solicitation of any vote or approval, or an offer to sell or solicitation of an offer to buy, or an invitation or recommendation to subscribe for, acquire or buy securities of Uniti, Windstream Holdings II, LLC (“Windstream”) or the proposed combined company (“New Uniti”) or any other financial products or securities, in any place or jurisdiction, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Uniti and Windstream plan to file relevant materials with the Securities and Exchange Commission (the “SEC”) in connection with the contemplated transaction (the “Transaction”), including a registration statement on Form S-4 with the SEC that contains a proxy statement/prospectus and other documents. Uniti will mail the proxy statement/prospectus contained in the Form S-4 to its stockholders. This communication is not a substitute for any registration statement, proxy statement/prospectus or other documents that may be filed with the SEC in connection with the Transaction.

THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION WILL CONTAIN IMPORTANT INFORMATION ABOUT UNITI, WINDSTREAM, NEW UNITI, THE TRANSACTION AND RELATED MATTERS. INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THE PROXY STATEMENT/PROSPECTUS AND SUCH DOCUMENTS, BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TRANSACTION. The proxy statement/prospectus, any amendments or supplements thereto and all other documents filed with the SEC in connection with the Transaction will be available when filed free of charge on the SEC’s website (at www.sec.gov). Copies of documents filed with the SEC by Uniti will be made available free of charge on Uniti's investor relations website (at https://investor.uniti.com/financial-information/sec-filings).

PARTICIPANTS IN THE SOLICITATION

Uniti, Windstream and their respective directors and certain of their executive officers and other employees may be deemed to be participants in the solicitation of proxies from Uniti’s stockholders in connection with the Transaction. Information about Uniti’s directors and executive officers is set forth in the sections titled “Proposal No. 1 Election of Directors” and “Security Ownership of Certain Beneficial Owners and Management” included in Uniti’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 11, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/1620280/000110465924046100/0001104659-24-046100-index.htm), the section titled “Directors, Executive Officers and Corporate Governance” included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 29, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1620280/000162828024008054/unit-20231231.htm), and subsequent statements of beneficial ownership on file with the SEC and other filings made from time to time with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Uniti stockholders in connection with the Transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/

prospectus and other relevant materials when they are filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

FORWARD-LOOKING STATEMENTS
Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time.
Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, our 2024 financial outlook, expectations regarding lease-up of our network, strong demand trends, business strategies, growth prospects, and statements regarding our merger with Windstream and the future performance of New Uniti (together with Windstream and Uniti, the “Merged Group”). In addition, this communication contains statements concerning the intentions, beliefs and expectations, plans, strategies and objectives of the directors and management of Uniti and Windstream for Uniti and Windstream, respectively, and the Merged Group, the anticipated timing for and outcome and effects of the Transaction (including expected benefits to shareholders of Uniti), expectations for the ongoing development and growth potential of the Merged Group and the future operation of Uniti, Windstream and the Merged Group.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)," “appear(s),” “target(s),” “project(s),” “contemplate(s),” “predict(s),” “potential,” “continue(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of Windstream, our largest customer; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness and fund our capital funding commitments; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to real estate investment trusts; covenants in our debt agreements that may limit our operational flexibility; the possibility that we may experience equipment failures, natural disasters, cyber-attacks or terrorist attacks for which our insurance may not provide adequate coverage; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; the satisfaction of the conditions precedent to the consummation of the Transaction, including, without limitation, the receipt of shareholder and regulatory approvals on the terms desired or anticipated; unanticipated difficulties or expenditures relating to the Transaction, including, without limitation, difficulties that result in the failure to realize expected synergies, efficiencies and cost savings from the Transaction within the expected time period (if at all); potential difficulties in Uniti’s and Windstream’s ability to retain employees as a result of the announcement and pendency of the Transaction; risks relating to the value of New Uniti’s securities to be issued in the Transaction; disruptions of Uniti’s and Windstream’s current plans, operations and relationships with customers caused by the announcement and pendency of the Transaction; legal proceedings that may be instituted against Uniti or Windstream following announcement of the Transaction; funding requirements; regulatory restrictions (including changes in regulatory restrictions or regulatory policy); and additional factors described in our reports filed with the SEC.

There can be no assurance that the Transaction will be implemented or that plans of the respective directors and management of Uniti and Windstream for the Merged Group will proceed as currently expected or will ultimately be successful. Investors are strongly cautioned not to place undue reliance on forward-looking statements, including in respect of the financial or operating outlook for Uniti, Windstream or the Merged Group (including the realization of any expected synergies).

All forward-looking statements are based on information and estimates available at the time of this communication and are not guarantees of future performance.

Except as required by applicable law, Uniti does not assume any obligation to, and expressly disclaims any duty to, provide any additional or updated information or to update any forward-looking statements, whether as a result of new information, future events or results, or otherwise. Nothing in this communication will, under any circumstances (including by reason of this communication remaining available and not being superseded or replaced by any other presentation or publication with respect to Uniti, Windstream or the Merged Group, or the subject matter of this communication), create an implication that there has been no change in the affairs of Uniti or Windstream since the date of this communication.
NON-GAAP PRESENTATION
This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	March 31, 2024	December 31, 2023
Assets:
Property, plant and equipment, net	$4,042,485	$3,982,069
Cash and cash equivalents	43,058	62,264
Restricted cash and cash equivalents	7,684	—
Accounts receivable, net	48,584	46,358
Goodwill	157,380	157,380
Intangible assets, net	297,689	305,115
Straight-line revenue receivable	96,659	90,988
Operating lease right-of-use assets, net	131,810	125,105
Derivative asset	1,845	—
Other assets	42,471	118,117
Deferred income tax assets, net	114,904	109,128
Assets held for sale	—	28,605
Total Assets	$4,984,569	$5,025,129

Liabilities and Shareholders' Deficit:
Liabilities:
Accounts payable, accrued expenses and other liabilities	$90,039	$119,340
Settlement payable	141,043	163,583
Intangible liabilities, net	153,724	156,397
Accrued interest payable	51,797	133,683
Deferred revenue	1,227,454	1,273,661
Dividends payable	37,048	36,162
Operating lease liabilities	81,778	84,404
Finance lease obligations	18,473	18,110
Notes and other debt, net	5,660,696	5,523,579
Liabilities held for sale	—	331
Total liabilities	$7,462,052	$7,509,250

Commitments and contingencies

Shareholders' Deficit:
Preferred stock, $0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000 shares authorized, issued and outstanding: 237,309 shares at March 31, 2024 and 236,559 shares at December 31, 2023	24	24
Additional paid-in capital	1,223,983	1,221,824
Accumulated other comprehensive loss	(167)	—
Distributions in excess of accumulated earnings	(3,703,597)	(3,708,240)
Total Uniti shareholders' deficit	(2,479,757)	(2,486,392)
Noncontrolling interests - operating partnership units and non-voting convertible preferred stock	2,274	2,271
Total shareholders' deficit	(2,477,483)	(2,484,121)
Total Liabilities and Shareholders' Deficit	$4,984,569	$5,025,129

Uniti Group Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenues:
Uniti Leasing	$217,621	$210,808
Uniti Fiber	68,797	79,014
Total revenues	286,418	289,822

Costs and Expenses:
Interest expense, net	123,211	148,863
Depreciation and amortization	77,485	76,775
General and administrative expense	28,133	28,433
Operating expense (exclusive of depreciation and amortization)	35,198	35,068
Transaction related and other costs	5,687	2,788
Gain on sale of real estate	(18,999)	—
Other (income) expense, net	(282)	20,179
Total costs and expenses	250,433	312,106

Income (loss) before income taxes and equity in earnings from unconsolidated entities	35,985	(22,284)
Income tax benefit	(5,363)	(2,412)
Equity in earnings from unconsolidated entities	—	(661)
Net income (loss)	41,348	(19,211)
Net income (loss) attributable to noncontrolling interests	19	(9)
Net income (loss) attributable to shareholders	41,329	(19,202)
Participating securities' share in earnings	(436)	(247)
Dividends declared on convertible preferred stock	(5)	(5)
Net income (loss) attributable to common shareholders	$40,888	$(19,454)

Net income (loss) attributable to common shareholders - Basic	40,888	(19,454)
Impact of if-converted dilutive securities	7,022	—
Net income (loss) attributable to common shareholders - Diluted	$47,910	$(19,454)

Weighted-average number of common shares outstanding:
Basic	236,901	236,090
Diluted	292,407	236,090

Earnings (loss) per common share:
Basic	$0.17	$(0.08)
Diluted	$0.16	$(0.08)

Uniti Group Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2024	2023
Cash flow from operating activities
Net income (loss)	$41,348	$(19,211)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	77,485	76,775
Amortization of deferred financing costs and debt discount	5,035	4,963
Loss on extinguishment of debt, net	—	31,187
Interest rate cap amortization	188	—
Deferred income taxes	(5,776)	(2,754)
Equity in earnings of unconsolidated entities	—	(661)
Distributions of cumulative earnings from unconsolidated entities	—	980
Cash paid for interest rate cap	(2,200)	—
Straight-line revenues and amortization of below-market lease intangibles	(8,822)	(9,427)
Stock-based compensation	3,348	3,130
Loss (gain) on asset disposals	228	(422)
Gain on sale of real estate	(18,999)	—
Accretion of settlement obligation	1,965	3,017
Other	20	—
Changes in assets and liabilities:
Accounts receivable	(2,226)	(10,963)
Other assets	1,139	6,553
Accounts payable, accrued expenses and other liabilities	(86,543)	(68,605)
Net cash provided by operating activities	6,190	14,562
Cash flow from investing activities
Capital expenditures	(167,939)	(114,981)
Proceeds from sale of other equipment	341	607
Proceeds from sale of real estate	40,011	—
Proceeds from sale of unconsolidated entity	40,000	—
Net cash used in investing activities	(87,587)	(114,374)
Cash flow from financing activities
Repayment of debt	—	(2,263,662)
Proceeds from issuance of notes	—	2,600,000
Dividends paid	(35,800)	(9)
Payments of settlement payable	(24,505)	(24,505)
Borrowings under revolving credit facility	80,000	140,000
Payments under revolving credit facility	(215,000)	(253,000)
Proceeds from ABS loan facility	275,000	—
Finance lease payments	(696)	(452)
Payments for financing costs	(7,919)	(26,688)
Payment for settlement of common stock warrant	—	(56)
Termination of bond hedge option	—	59
Costs related to the early repayment of debt	—	(44,303)
Distributions paid to noncontrolling interests	(16)	—
Employee stock purchase program	326	314
Payments related to tax withholding for stock-based compensation	(1,515)	(1,343)
Net cash provided by financing activities	69,875	126,355

Net (decrease) increase in cash, restricted cash and cash equivalents	(11,522)	26,543
Cash, restricted cash and cash equivalents at beginning of period	62,264	43,803
Cash, restricted cash and cash equivalents at end of period	$50,742	$70,346

Non-cash investing and financing activities:
Property and equipment acquired but not yet paid	$9,009	$13,049
Tenant capital improvements	66,082	81,592

Uniti Group Inc.
Reconciliation of Net Income to FFO and AFFO
(In thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Net income (loss) attributable to common shareholders	$40,888	$(19,454)
Real estate depreciation and amortization	55,930	54,516
Gain on sale of real estate, net of tax	(18,951)	—
Participating securities share in earnings	436	247
Participating securities share in FFO	(825)	(247)
Real estate depreciation and amortization from unconsolidated entities	—	435
Adjustments for noncontrolling interests	(16)	(25)
FFO attributable to common shareholders	77,462	35,472
Transaction related and other costs	5,687	2,788
Amortization of deferred financing costs and debt discount	5,035	4,963
Write off of deferred financing costs and debt discount	—	10,412
Costs related to the early repayment of debt	—	51,997
Stock based compensation	3,348	3,130
Non-real estate depreciation and amortization	21,555	22,259
Straight-line revenues and amortization of below-market lease intangibles	(8,822)	(9,427)
Maintenance capital expenditures	(2,089)	(1,828)
Other, net	(14,545)	(12,661)
Adjustments for equity in earnings from unconsolidated entities	—	320
Adjustments for noncontrolling interests	(5)	(32)
AFFO attributable to common shareholders	$87,626	$107,393

Reconciliation of Diluted FFO and AFFO:
FFO Attributable to common shareholders - Basic	$77,462	$35,472
Impact of if-converted dilutive securities	7,022	—
FFO Attributable to common shareholders - Diluted	$84,484	$35,472

AFFO Attributable to common shareholders - Basic	$87,626	$107,393
Impact of if-converted dilutive securities	6,976	7,109
AFFO Attributable to common shareholders - Diluted	$94,602	$114,502

Weighted average common shares used to calculate basic earnings (loss) per common share (1)	236,901	236,090
Impact of dilutive non-participating securities	708	—
Impact of if-converted dilutive securities	54,798	54,748
Weighted average common shares used to calculate diluted FFO and AFFO per common share (1)	292,407	290,838

Per diluted common share:
EPS	$0.16	$(0.08)
FFO	$0.29	$0.15
AFFO	$0.32	$0.39

(1) For periods in which FFO to common shareholders is a loss, the weighted average common shares used to calculate diluted FFO per common share is equal to the weighted average common shares used to calculate basic earnings (loss) per share.

Uniti Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA
(In thousands)

	Three Months Ended March 31,
	2024	2023
Net income (loss)	$41,348	$(19,211)
Depreciation and amortization	77,485	76,775
Interest expense, net	123,211	148,863
Income tax benefit	(5,363)	(2,412)
EBITDA	236,681	204,015
Stock based compensation	3,348	3,130
Transaction related and other costs	5,687	2,788
Gain on sale of real estate	(18,999)	—
Other, net	1,911	20,513
Adjustments for equity in earnings from unconsolidated entities	—	755
Adjusted EBITDA	$228,628	$231,201

Adjusted EBITDA:
Uniti Leasing	$210,677	$204,966
Uniti Fiber	23,838	33,674
Corporate	(5,887)	(7,439)
	$228,628	$231,201

Annualized Adjusted EBITDA (1)	$898,832

As of March 31, 2024:
Total Debt (2)	$5,500,915
Unrestricted cash and cash equivalents	43,058
Net Debt	$5,457,857

Net Debt/Annualized Adjusted EBITDA	6.07x

(1)Calculated as Adjusted EBITDA for the most recently reported three-month period, excluding the Adjusted EBITDA of $3.9 million contributed from the ABS Loan Facility subsidiaries, multiplied by four. Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.
(2)Includes $18.5 million of finance leases, but excludes $96.7 million of unamortized discounts and deferred financing costs and excludes the principal balance from the $275.0 million ABS loan facility.

Uniti Group Inc.
Projected Future Results (1)
(In millions)

Year Ended December 31, 2024
Net income attributable to common shareholders - Basic	$115 to $135
Participating securities' share in earnings	1
Net income (2)	116 to 136
Interest expense, net (3)	506
Depreciation and amortization	317
Income tax benefit	(12)
EBITDA (2)	927 to 947
Stock-based compensation	13
Gain on sale of real estate	(19)
Transaction related and other costs (4)	9
Adjusted EBITDA (2)	$930 to $950

(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release. Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections. There can be no assurance that our actual results will not differ materially from the estimates set forth above
(2)The components of projected future results may not add due to rounding.
(3)See “Components of Projected Interest Expense” below.
(4)Future transaction related costs not mentioned herein are not included in our current outlook.

Uniti Group Inc.
Projected Future Results (1)
(Per Diluted Share)

Year Ended December 31, 2024
Net income attributable to common shareholders – Basic	$0.48 to $0.57
Real estate depreciation and amortization	0.94
Gain on sale of real estate, net of tax	(0.08)
FFO attributable to common shareholders – Basic (2)	$1.35 to $1.43
Impact of if-converted securities	(0.15)
FFO attributable to common shareholders – Diluted (2)	$1.20 to 1.27

FFO attributable to common shareholders – Basic (2)	$1.35 to $1.43
Transaction related and other costs (3)	0.03
Amortization of deferred financing costs and debt discount	0.10
Accretion of settlement payable (4)	0.03
Stock-based compensation	0.06
Non-real estate depreciation and amortization	0.39
Straight-line revenues	(0.13)
Maintenance capital expenditures	(0.03)
Other, net	(0.26)
AFFO attributable to common shareholders – Basic (2)	$1.53 to $1.61
Impact of if-converted securities	(0.17)
AFFO attributable to common shareholders – Diluted (2)	$1.36 to $1.43

(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release. Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections. There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.
(3)Future transaction related and other costs are not included in our current outlook.
(4)Represents the accretion of the Windstream settlement payable to its stated value. At the effective date of the settlement, we recorded the payable on the balance sheet at its initial fair value, which will be accreted based on an effective interest rate of 4.2% and reduced by the scheduled quarterly payments.

Uniti Group Inc.
Components of Projected Interest Expense (1)
(In millions)

Year Ended December 31, 2024
Interest expense on debt obligations	$477
Accretion of Windstream settlement payable	6
Amortization of deferred financing cost and debt discounts	23
Interest expense, net (2)	$506

(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)The components of interest expense may not add to the total due to rounding.
NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) (as defined by the National
Association of Real Estate Investment Trusts (“NAREIT”)) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.
We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, costs associated with Windstream’s bankruptcy, costs associated with litigation claims made against us, and costs associated with the implementation of our enterprise resource planning system, (collectively, “Transaction Related and Other Costs”), costs related to the settlement with Windstream, goodwill impairment charges, severance costs, amortization of non-cash rights-of-use assets, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments, and other similar or infrequent items (although we may not have had such charges in the periods presented). Adjusted EBITDA includes adjustments to reflect the Company’s share of Adjusted EBITDA from unconsolidated entities. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.
Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges, and includes adjustments to reflect the Company’s share of FFO from unconsolidated entities. We compute FFO in accordance with NAREIT’s definition.
The Company defines AFFO, as FFO excluding (i) Transaction Related and Other Costs; (ii) costs related to the litigation settlement with Windstream, accretion on our settlement obligation, and gains on the prepayment of our settlement obligation as these items are not reflective of ongoing operating performance; (iii) goodwill impairment charges; (iv) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, amortization of non-cash rights-of-use assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; and (v) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, severance costs, taxes associated with tax basis cancellation of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments and similar or infrequent items less maintenance capital expenditures. AFFO includes adjustments to reflect the Company’s share of AFFO from unconsolidated entities. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.
Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:
Paul Bullington, 251-662-1512
Senior Vice President, Chief Financial Officer & Treasurer
paul.bullington@uniti.com
Bill DiTullio, 501-850-0872
Vice President, Investor Relations & Treasury
bill.ditullio@uniti.com